EXHIBIT 99.1

GLOBAL NET LEASE REPORTS FIRST QUARTER 2026 RESULTS
–Closed Plus Disposition Pipeline Totaling $132 Million, of Which 68% Are Office Sales, Further Advancing Strategic Reduction in Office Exposure
–Reduced Net Debt by $1.3 Billion Year-Over-Year; Increased Liquidity to $911 Million and Revolving Credit Facility Capacity to $1.5 Billion
–Decreased Annualized G&A Expense by 25% Year-Over-Year, Representing $16 Million in Savings
–Entered Into Definitive Merger Agreement to Acquire Modiv Industrial in $535 Million All-Stock Transaction
–Immediate 4% Accretion Expected to AFFO in Leverage-Neutral Transaction
–Reports Q1’26 AFFO Per Share of $0.21 and Reaffirms Full-Year Guidance, Including AFFO Per Share Guidance of $0.80 to $0.84; GNL to Update Guidance Upon Closing of Modiv Acquisition

New York, May 5, 2026 - Global Net Lease, Inc. (NYSE: GNL) (“GNL” or the “Company”), a publicly traded real estate investment trust that focuses on acquiring and managing a global portfolio of income producing net lease assets across the United States, and Western and Northern Europe, announced today its financial and operating results for the quarter ended March 31, 2026.

Acquisition of Modiv Industrial, Inc.

•GNL has entered into a definitive merger agreement to acquire Modiv Industrial, Inc. (“Modiv”) in an all-stock transaction with a fixed exchange ratio of 1.975, to lock in the 4% accretion, at an enterprise value of approximately $535 million
•Transaction, once closed, is expected to be immediately 4% accretive to AFFO per share, and is structured to be leverage-neutral within GNL’s stated guidance range of 6.5x to 6.9x to maintain GNL’s balance sheet strength and preserve financial flexibility
•Once closed, expected to expand GNL’s exposure to high-quality industrial assets, supported by a 15.0 year weighted average lease term1, 2.4% average annual rent escalations2, and a well-recognized tenant base of leading global brands, with 45% of annual base rent derived from investment-grade tenants3
•Transaction is expected to close in third quarter of 2026, subject to customary closing conditions

First Quarter 2026 Highlights

•Revenue was $109.3 million, compared to $132.4 million in first quarter 2025, primarily reflecting the impact of asset dispositions, including the $1.8 billion multi-tenant retail portfolio sale in 2025
•Net loss attributable to common stockholders was $16.0 million, compared to a net loss of $200.3 million in first quarter 2025
•Adjusted Funds from Operations (“AFFO”)4 was $43.9 million, or $0.21 per share, compared to $66.2 million in first quarter 2025, or $0.29 per share
•Continued to use net proceeds from non-core asset sales to reduce leverage and strengthen the balance sheet; reduced net debt by $1.3 billion since first quarter of 2025
•Increased liquidity to $911.1 million and Revolving Credit Facility capacity to $1.5 billion in first quarter 2026, compared to $499.1 million and $1.4 billion, respectively, in first quarter 2025
•Year-to-date closed plus disposition pipeline totaling $132 million5, of which 68% is comprised of office sales, further advancing the Company’s strategic initiative to reduce its office exposure; sales include $38 million of occupied assets closed or under contract at a 7.9% cash cap rate6, with the remaining dispositions primarily consisting of vacant assets that the Company expects to eliminate over $1 million of annualized NOI drag
GlobalNetLease.com (332) 265-2020 | 650 Fifth Avenue, 30th Floor, New York, NY 10019

•Repurchased 19.7 million shares of outstanding common stock under the Share Repurchase Program announced in February 2025, at a weighted average price of $8.05, for a total of $158.2 million as of May 1, 2026; this includes 4.2 million shares for a total of $38.4 million repurchased in first quarter 2026
•Building on the successful repositioning of the portfolio, including the $1.8 billion multi-tenant retail portfolio sale, GNL lowered its annualized G&A expense by 25% year-over-year to $49 million, down from $65 million in first quarter 2025, reflecting the benefits of portfolio simplification and operational efficiencies
•Increased portfolio occupancy to 97% compared to 95% in first quarter 2025, with office occupancy increasing to 99% in first quarter 2026 compared to 95% in first quarter of 2025
•Leased over 141,000 square feet, achieving a 5.1% renewal leasing spread and a weighted average renewal term of 5.8 years, resulting in over $1.6 million of new straight-line rent
•Weighted average annual rent increase of 1.5% provides organic rental growth, excluding 20.1% of the portfolio with CPI-linked leases that have historically experienced significantly higher rental increases
•Reduced capital expenditures to $1.6 million in the first quarter 2026 from $9.8 million in the first quarter 2025, reflecting a more streamlined portfolio and supporting enhanced cash flow
•Sector-leading tenant quality with 64% of annualized straight-line rent coming from investment-grade or implied investment-grade tenants7, an increase from 60% in first quarter 2025

“GNL’s performance in the first quarter of 2026 builds on our accomplishments in 2025, a pivotal year in which we meaningfully reduced leverage, reinforced our credit profile, and elevated the overall quality of our portfolio,” said Michael Weil, CEO of GNL. “In 2026, we are focused on capitalizing on our strong foundation and positioning to advance our focus on growth through redeployment of disposition proceeds. We are already making tangible progress in selectively reducing our office exposure, including the pending sale of a GSA-leased asset at a 7.2% cash cap rate, while redeploying proceeds into single-tenant industrial and retail investments, such as a net lease industrial asset occupied by a Fortune 50 company at an 8.2% cash cap rate, that enhance the quality and earnings power of our portfolio. The Modiv transaction reflects this same disciplined approach, bringing, following the close, a high-quality industrial net lease portfolio into GNL in a transaction that is expected to be immediately accretive and structured as leverage neutral. We believe this acquisition will accelerate our transition to earnings growth in 2026, as we move beyond our deleveraging initiative while continuing to strategically reduce our office exposure."

GlobalNetLease.com (332) 265-2020 | 650 Fifth Avenue, 30th Floor, New York, NY 10019

Full Year 2026 Guidance8
GNL reaffirms its full-year 2026 guidance. This guidance excludes the anticipated benefit from the Modiv transaction, which will be addressed and updated upon closing.

Financial Metric	2026 Guidance
AFFO Per Share	$0.80 to $0.84
Net Debt to Adjusted EBITDA	6.5x to 6.9x
2026 Guidance assumes gross transaction volume, inclusive of both dispositions and acquisitions, of $250 million to $350 million. This guidance reflects GNL’s focus on disposing of select office assets and redeploying capital into accretive acquisitions of single-tenant industrial and retail assets.
Summary of Results

	Three Months Ended March 31,
(In thousands, except per share data)	2026	2025
Revenue from tenants	$109,286	$132,415

Net loss attributable to common stockholders	$(16,014)	$(200,315)
Net loss per diluted common share	$(0.08)	$(0.87)

NAREIT defined FFO attributable to common stockholders	$28,086	$32,961
NAREIT defined FFO per diluted common share	$0.13	$0.14

AFFO attributable to common stockholders	$43,896	$66,220
AFFO per diluted common share	$0.21	$0.29

Property Portfolio

As of March 31, 2026, GNL’s portfolio of 809 net lease properties is comprised of approximately 40 million rentable square feet located in ten countries and territories. The Company operates in three reportable segments: (1) Industrial & Distribution, (2) Retail and (3) Office. Portfolio metrics include:

•97% leased with a remaining weighted-average lease term of 5.9 years9
•87% of the portfolio contains contractual rent increases based on annualized straight-line rent
•64% of portfolio’s annualized straight-line rent is derived from investment grade and implied investment grade rated tenants
•74% U.S. and Canada, 26% Europe (based on annualized straight-line rent)
•47% Industrial & Distribution, 27% Retail and 26% Office (based on an annualized straight-line rent)

Capital Structure and Liquidity Resources10

As of March 31, 2026, the Company had liquidity of $911.1 million, and $1.5 billion11 of capacity under its Revolving Credit Facility, compared to $499.1 million and $1.4 billion, respectively, as of the end of first quarter 2025. The Company had net debt of $2.4 billion12, including $1.3 billion of gross mortgage debt as of March 31, 2026 and Net Debt to Adjusted EBITDA was 7.2x.

As of March 31, 2026, the percentage of debt that is fixed rate (including variable rate debt fixed with swaps) was 99%. The Company’s total combined debt had a weighted average interest rate of 4.1%, resulting in an interest coverage ratio of 3.0 times13. Weighted-average debt maturity was 2.7 years as of March 31, 202614.

GlobalNetLease.com (332) 265-2020 | 650 Fifth Avenue, 30th Floor, New York, NY 10019

Footnotes/Definitions

1 Metric based on square feet as of December 31, 2025, adjusted for Modiv’s previously disclosed disposition of Northrop Grumman and Kalera.
2 Metric based on annual base rent as of December 31, 2025, adjusted for Modiv’s previously disclosed disposition of Northrop Grumman and Kalera.
3 Investment Grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade. Implied investment grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant's obligation under the lease) or by using a proprietary Moody's analytical tool, which generates an implied rating by measuring a company's probability of default. The term "parent" for these purposes includes any entity, including any governmental entity, owning more than 50% of the voting stock in a tenant or a guarantor. Based on Annual Base Rent and as of December 31, 2025, Modiv’s portfolio was 23% actual investment grade rated and 22% implied investment grade rated.
4 While we consider AFFO a useful indicator of our performance, we do not consider AFFO as an alternative to net income (loss) or as a measure of liquidity. Furthermore, other REITs may define AFFO differently than we do. Projected AFFO per share data included in this release is for informational purposes only and should not be relied upon as indicative of future dividends or as a measure of future liquidity.
5 Year-to-date disposition pipeline totaling $132 million as of May 1, 2026. Closed plus active disposition pipeline includes $75 million of closed sales and $57 million under signed purchase and sale agreements (“PSA”). There can be no assurances that the transactions under such PSA will be consummated on the above terms, if at all.
6 Excludes dark properties.
7 As used herein, “Investment Grade Rating” includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade. Implied Investment Grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or by using a proprietary Moody’s analytical tool, which generates an implied rating by measuring a company’s probability of default. The term “parent” for these purposes includes any entity, including any governmental entity, owning more than 50% of the voting stock in a tenant or a guarantor. Ratings information is as of March 31, 2026. Comprised of 33.5% leased to tenants with an actual investment grade rating and 30.9% leased to tenants with an Implied Investment Grade rating based on annualized straight-line rent as of March 31, 2026.
8 We do not provide guidance on net income. We only provide guidance on AFFO per share and our Net Debt to Adjusted EBITDA ratio and do not provide reconciliations of this forward-looking non-GAAP guidance to net income per share or our debt to net income due to the inherent difficulty in quantifying certain items necessary to provide such reconciliations as a result of their unknown effect, timing and potential significance. Examples of such items include impairment of assets, gains and losses from sales of assets, and depreciation and amortization from new acquisitions and other non-recurring expenses.
9 Weighted-average remaining lease term in years is based on square feet as of March 31, 2026.
10 During the three months ended March 31, 2026, the Company did not sell any shares of Common Stock through its Common Stock “at-the-market” program. However, as of May 1, 2026, the Company had repurchased 19.7 million shares of outstanding common stock under its Share Repurchase Program announced in February 2025 for a total of $158.2 million; this includes 4.2 million shares for a total of $38.4 million repurchased in first quarter 2026.
11 Liquidity represents the aggregate amount of cash and cash equivalents and borrowing availability under our Revolving Credit Facility, utilizing the value of our applicable assets as of March 31, 2026 for the borrowing base calculation under such facility, and capacity represents the total undrawn commitments under our Revolving Credit Facility. Liquidity includes $785.6 million of availability under the Revolving Credit Facility and $125.5 million of cash and cash equivalents as of March 31, 2026.
12 Comprised of the principal amount of GNL's outstanding debt totaling $2.6 billion less cash and cash equivalents totaling $125.5 million, as of March 31, 2026.
13 The interest coverage ratio is calculated by dividing Adjusted EBITDA for the applicable quarter by cash paid for interest (calculated based on interest expense less non-cash portion of interest expense). Management believes that Interest Coverage Ratio is a useful supplemental measure of our ability to service our debt obligations. Adjusted EBITDA and Cash Paid for Interest are Non-GAAP metrics and are reconciled below.
14 Assumes we exercise both 6-month extension options on our Revolving Credit Facility.

GlobalNetLease.com (332) 265-2020 | 650 Fifth Avenue, 30th Floor, New York, NY 10019

Conference Call
GNL Management will be participating in the Wells Fargo 29th Annual Real Estate Securities Conference in Charleston, South Carolina, on Wednesday, May 6th, where the team will spend the day meeting with various investors, and therefore GNL will host its first quarter 2026 earnings call on Thursday, May 7th.
GNL will host a webcast and conference call on May 7, 2026 at 11:00 a.m. ET to discuss its financial and operating results. To listen to the live call, please go to GNL’s “Investor Relations” section of the website at least 15 minutes prior to the start of the call to register and download any necessary audio software.
Dial-in instructions for the conference call and the replay are outlined below.
Conference Call Details
Live Call
Dial-In (Toll Free): 1-877-407-0792
International Dial-In: 1-201-689-8263
Conference Replay*
For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the GNL website at www.globalnetlease.com.
Or dial in below:
Domestic Dial-In (Toll Free): 1-844-512-2921
International Dial-In: 1-412-317-6671
Conference Number: 13759488
*Available from 2:00 p.m. ET on May 7, 2026 through August 7, 2026.
Supplemental Schedules
The Company will furnish supplemental information packages with the Securities and Exchange Commission (the “SEC”) to provide additional disclosure and financial information. Once posted, the supplemental package can be found under the “Presentations” tab in the Investor Relations section of GNL’s website at www.globalnetlease.com and on the SEC website at www.sec.gov.
About Global Net Lease, Inc.
Global Net Lease, Inc. (NYSE: GNL) is a publicly traded real estate investment trust that focuses on acquiring and managing a global portfolio of income producing net lease assets across the United States, and Western and Northern Europe. Additional information about GNL can be found on its website at www.globalnetlease.com.
Forward-Looking Statements
The statements in this press release that are not historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties that could cause the outcome to be materially different. The words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “projects,” “potential,” “predicts,” “expects,” “plans,” “intends,” “would,” “could,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the risks that any potential future acquisition, including the Modiv acquisition, or disposition by the Company is subject to market conditions, capital availability and timing considerations and may not be identified or completed on favorable terms, or at all. Some of the risks and uncertainties, although not all risks and uncertainties, that could cause the Company’s actual results to differ materially from those presented in its forward-looking statements are set forth in the “Risk Factors” and “Quantitative and Qualitative Disclosures about Market Risk” sections in the Company’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and all of its other filings with the U.S. Securities and Exchange Commission, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.
Contacts:
Investors and Media:
Email: investorrelations@globalnetlease.com
Phone: (332) 265-2020
GlobalNetLease.com (332) 265-2020 | 650 Fifth Avenue, 30th Floor, New York, NY 10019

Global Net Lease, Inc.
Consolidated Balance Sheets (Unaudited)
(Amounts in thousands)

	March 31, 2026	December 31, 2025
ASSETS
Real estate investments, at cost:
Land	$648,558	$659,086
Buildings, fixtures and improvements	3,534,839	3,592,121
Construction in progress	3,630	2,993
Acquired intangible lease assets	503,278	523,406
Total real estate investments, at cost	4,690,305	4,777,606
Less accumulated depreciation and amortization	(976,371)	(966,982)
Total real estate investments, net	3,713,934	3,810,624
Real estate assets held for sale	19,914	49,654
Assets related to discontinued operations	—	348
Cash and cash equivalents	125,479	180,114
Restricted cash	11,979	13,949
Derivative assets, at fair value	1,223	7
Unbilled straight-line rent	72,969	72,919
Operating lease right-of-use asset	61,868	63,362
Prepaid expenses and other assets	56,516	60,415
Multi-tenant disposition receivable, net	22,013	27,934
Deferred tax assets	5,139	5,167
Goodwill	45,628	45,898
Deferred financing costs, net	15,638	16,812
Total Assets	$4,152,300	$4,347,203

LIABILITIES AND EQUITY
Mortgage notes payable, net	$1,222,275	$1,264,604
Revolving credit facility	290,006	324,165
Senior notes, net	934,020	928,169
Acquired intangible lease liabilities, net	16,714	17,501
Derivative liabilities, at fair value	1,727	5,298
Accounts payable and accrued expenses	29,162	43,821
Operating lease liability	40,634	41,429
Prepaid rent	26,718	28,254
Deferred tax liability	17,518	17,796
Dividends payable	11,570	11,718
Real estate liabilities held for sale	64	60
Liabilities related to discontinued operations	641	890
Total Liabilities	2,591,049	2,683,705
Commitments and contingencies	—	—
Stockholders' Equity:
7.25% Series A cumulative redeemable preferred stock	68	68
6.875% Series B cumulative redeemable perpetual preferred stock	47	47
7.50% Series D cumulative redeemable perpetual preferred stock	79	79
7.375% Series E cumulative redeemable perpetual preferred stock	46	46
Common stock	3,450	3,490
Additional paid-in capital	4,213,160	4,249,018
Accumulated other comprehensive income	12,993	22,169
Accumulated deficit	(2,668,592)	(2,611,419)
Total Stockholders’ Equity	1,561,251	1,663,498
Total Liabilities and Equity	$4,152,300	$4,347,203
GlobalNetLease.com (332) 265-2020 | 650 Fifth Avenue, 30th Floor, New York, NY 10019

Global Net Lease, Inc.
Consolidated Statements of Operations (Unaudited)
(Amounts in thousands, except share and per share data)

	Three Months Ended March 31,
	2026	2025
Revenue from tenants	$109,286	$132,415

Expenses:
Property operating	12,925	13,953
Impairment charges	11,115	60,315
Acquisition, transaction and other costs	4,387	1,579
General and administrative	12,144	16,203
Equity-based compensation	4,042	3,093
Depreciation and amortization	41,612	56,334
Goodwill impairment	—	7,134
Total expenses	86,225	158,611
Operating income (loss) before gain on dispositions of real estate investments	23,061	(26,196)
Gain (loss) on dispositions of real estate investments	7,879	(1,678)
Operating income (loss)	30,940	(27,874)
Other income (expense):
Interest expense	(39,191)	(53,437)
Loss on extinguishment and modification of debt	(1,707)	(418)
Gain (loss) on derivative instruments	3,065	(3,856)
Unrealized losses on undesignated foreign currency advances and other hedge ineffectiveness	—	(6,351)
Other income	174	48
Total other expense, net	(37,659)	(64,014)
Net loss before income tax	(6,719)	(91,888)
Income tax provision	(1,642)	(3,280)
Loss from continuing operations	(8,361)	(95,168)
Income (loss) from discontinued operations	3,283	(94,211)
Net loss	(5,078)	(189,379)
Preferred stock dividends	(10,936)	(10,936)
Net loss attributable to common stockholders	$(16,014)	$(200,315)

Basic and Diluted Loss Per Share:
Net loss per share from continuing operations	$(0.09)	$(0.46)
Net income (loss) per share from discontinued operations	0.01	(0.41)
Net loss per share attributable to common stockholders — Basic and Diluted	$(0.08)	$(0.87)

Weighted average shares outstanding — Basic and Diluted	214,040	230,264

GlobalNetLease.com (332) 265-2020 | 650 Fifth Avenue, 30th Floor, New York, NY 10019

Global Net Lease, Inc.
Quarterly Reconciliation of Non-GAAP Measures (Unaudited)
(Amounts in thousands)

	Three Months Ended March 31,
	2026	2025
Adjusted EBITDA
Net loss	$(5,078)	$(189,379)
Depreciation and amortization	41,612	56,334
Interest expense	39,191	53,437
Income tax expense	1,642	3,280
Discontinued operations adjustments	—	47,219
EBITDA	77,367	(29,109)
Impairment charges	11,115	60,315
Equity-based compensation	4,042	3,093
Acquisition, transaction and other costs	4,387	1,579
(Gain) loss on dispositions of real estate investments	(7,879)	1,678
(Gain) loss on derivative instruments	(3,065)	3,856
Unrealized losses on undesignated foreign currency advances and other hedge ineffectiveness	—	6,351
Loss on extinguishment and modification of debt	1,707	418
Other income	(174)	(48)
Goodwill impairment [1]	—	7,134
Write offs of straight-line rent	2	—
Discontinued operations adjustments	(3,283)	83,149
Adjusted EBITDA	84,219	138,416
Net operating income (NOI)
General and administrative	12,144	16,203
Write offs of straight-line rent	(2)	—
Discontinued operations adjustments	—	1,255
NOI	96,361	155,874
Amortization related to above- and below- market lease intangibles and right-of-use assets, net	1,106	160
Straight-line rent	(680)	(5,235)
Cash NOI	$96,787	$150,799

Cash Paid for Interest:
Interest Expense - continuing operations	$39,191	$53,437
Interest Expense - discontinued operations	—	17,457
Non-cash portion of interest expense	(2,260)	(2,486)
Amortization of discounts on mortgages and senior notes	(9,041)	(13,960)
Total cash paid for interest	$27,890	$54,448
_____________
[1] This is a non-cash item and is added back as it is not considered indicative of operating performance.

GlobalNetLease.com (332) 265-2020 | 650 Fifth Avenue, 30th Floor, New York, NY 10019

Global Net Lease, Inc.
Quarterly Reconciliation of Non-GAAP Measures (Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended March 31,
	2026	2025
Net loss attributable to stockholders (in accordance with GAAP)	$(16,014)	$(200,315)
Impairment charges	11,115	60,315
Depreciation and amortization	41,612	56,334
(Gain) loss on dispositions of real estate investments	(7,879)	1,678
Discontinued operations FFO adjustments	(748)	114,949
FFO (defined by NAREIT)	28,086	32,961
Acquisition, transaction and other costs	4,387	1,579
Loss on extinguishment and modification of debt	1,707	418
Discontinued operations Core FFO adjustments	—	9
Core FFO attributable to common stockholders	34,180	34,967
Non-cash equity-based compensation	4,042	3,093
Non-cash portion of interest expense	2,260	2,486
Amortization related to above- and below-market lease intangibles and right-of-use assets, net	1,106	160
Straight-line rent	(680)	(5,235)
Unrealized losses on undesignated foreign currency advances and other hedge ineffectiveness	—	6,351
Eliminate unrealized (gains) losses on foreign currency transactions [1]	(3,517)	3,304
Amortization of discounts on mortgages and senior notes	9,041	13,960
Goodwill impairment [2]	—	7,134
Eliminate gains related to multi-tenant disposition receivable [3]	(2,536)	—
Adjusted funds from operations (AFFO) attributable to common stockholders	$43,896	$66,220
Net loss per share attributable to common stockholders	$(0.08)	$(0.87)
FFO per diluted common share	$0.13	$0.14
Core FFO per diluted common share	$0.16	$0.15
AFFO per diluted common share	$0.21	$0.29
Dividends declared to common stockholders	$41,159	$64,027
__________
[1] For AFFO purposes, we adjust for unrealized gains and losses. For the three months ended March 31, 2026, gain on derivative instruments was $3.1 million, which consisted of unrealized gains of $3.5 million and realized losses of $0.4 million. For the three months ended March 31, 2025, the loss on derivative instruments was $3.9 million which consisted of unrealized losses of $3.3 million and realized losses of $0.6 million.
[2] This is a non-cash item and is added back as it is not considered indicative of operating performance.
[3] Represents adjustments to the fair value of the embedded derivative feature of the multi-tenant disposition receivable. We do not consider these adjustments to be indicative of our normal operating performance and have, accordingly, increased or (decreased) AFFO for this amount.

GlobalNetLease.com (332) 265-2020 | 650 Fifth Avenue, 30th Floor, New York, NY 10019

The following table provides operating financial information for the Company’s reportable segments:

	Three Months Ended March 31,
(In thousands)	2026	2025
Industrial & Distribution:
Revenue from tenants	$49,184	$58,009
Property operating expense	5,257	5,257
Net Operating Income	$43,927	$52,752

Retail:
Revenue from tenants	$29,546	$36,958
Property operating expense	3,674	3,906
Net Operating Income	$25,872	$33,052

Office:
Revenue from tenants	$30,556	$37,448
Property operating expense	3,994	4,790
Net Operating Income	$26,562	$32,658

GlobalNetLease.com (332) 265-2020 | 650 Fifth Avenue, 30th Floor, New York, NY 10019

Caution on Use of Non-GAAP Measures
Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”), Adjusted Funds from Operations (“AFFO”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Net Operating Income (“NOI”) and Cash Net Operating Income (“Cash NOI”) and Cash Paid for Interest should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.
Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate Core FFO or AFFO differently than we do. Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly-titled measures presented by other REITs in our peer group.
We consider FFO, Core FFO and AFFO useful indicators of our performance. Because FFO, Core FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gain or loss from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO, Core FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs in our peer group.
As a result, we believe that the use of FFO, Core FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO, Core FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Investors are cautioned that FFO, Core FFO and AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.
Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations
Funds From Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.
We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper approved by the Board of Governors of NAREIT effective in December 2018 (the "White Paper"). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gain and loss from the sale of certain real estate assets, gain and loss from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to exclude the proportionate share of the non-controlling interest to arrive at FFO, Core FFO, AFFO and NOI attributable to stockholders, as applicable. Our FFO calculation complies with NAREIT's definition.
FFO includes adjustments related to the treatment of the sale of the Multi-Tenant Retail Portfolio as a discontinued operation, which includes adjustments for depreciation and amortization and loss (gain) on dispositions of real estate investments.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.
GlobalNetLease.com (332) 265-2020 | 650 Fifth Avenue, 30th Floor, New York, NY 10019

Core Funds From Operations
In calculating Core FFO, we start with FFO, then we exclude certain non-core items such as acquisition, transaction and other costs, as well as certain other costs that are considered to be non-core, such as debt extinguishment or modification costs. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our core business plan to generate operational income and cash flows in order to make dividend payments to stockholders. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the subsequent operations of the investment. We also add back non-cash write-offs of deferred financing costs, prepayment penalties and certain other costs incurred with the early extinguishment or modification of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows. We consider these write-offs and prepayment penalties to be capital transactions and not indicative of operations. By excluding expensed acquisition, transaction and other costs as well as non-core costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties.
Core FFO includes adjustments related to the treatment of the sale of the Multi-Tenant Retail Portfolio as a discontinued operation, which includes adjustments for acquisition and transaction costs and loss on extinguishment of debt.
Adjusted Funds From Operations
In calculating AFFO, we start with Core FFO, then we exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities or items, including items that were paid in cash that are not a fundamental attribute of our business plan or were one time or non-recurring items. These items include, for example, early extinguishment or modification of debt and other items excluded in Core FFO as well as unrealized gain and loss, which may not ultimately be realized, such as gain or loss on derivative instruments, gain or loss on foreign currency transactions, and gain or loss on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent and equity-based compensation from AFFO, we believe we provide useful information regarding income and expense items which have a direct impact on our ongoing operating performance. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. We also include the realized gain or loss on foreign currency exchange contracts for AFFO as such items are part of our ongoing operations and affect our current operating performance.
In calculating AFFO, we also exclude certain expenses which under GAAP are treated as operating expenses in determining operating net income. All paid and accrued acquisition, transaction and other costs (including prepayment penalties for debt extinguishments or modifications) and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will also have negative effects on returns to investors, but are excluded by us as we believe they are not reflective of our on-going performance. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income. In addition, as discussed above, we view gain and loss from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management's analysis of our operating performance. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gain or loss, we believe AFFO provides useful supplemental information. By providing AFFO, we believe we are presenting useful information that can be used to, among other things, assess our performance without the impact of transactions or other items that are not related to our portfolio of properties. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently. Furthermore, we believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) calculated in accordance with GAAP and presented in our consolidated financial statements. AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to make distributions.

GlobalNetLease.com (332) 265-2020 | 650 Fifth Avenue, 30th Floor, New York, NY 10019

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income, Cash Net Operating Income and Cash Paid for Interest
We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition, transaction and other costs, other non-cash items and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. All paid and accrued acquisition, transaction and other costs (including prepayment penalties for debt extinguishments or modifications) and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will also have negative effects on returns to investors, but are not reflective of on-going performance. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income (loss) as calculated in accordance with GAAP as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
EBITDA includes adjustments related to the treatment of the sale of the Multi-Tenant Retail Portfolio as a discontinued operation, which includes adjustments for depreciation and amortization and interest expense. Adjusted EBITDA includes adjustments related to the treatment of the sale of the Multi-Tenant Retail Portfolio as a discontinued operation, which includes adjustments for acquisition, transaction and other costs, (loss) gain on dispositions of real estate investments, loss (gain) on derivative instruments, loss on extinguishment of debt and other income (expense).
NOI is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, acquisition, transaction and other costs, depreciation and amortization, other non-cash expenses and interest expense. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity.
Cash NOI is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as net operating income (which is separately defined herein) excluding amortization of above/below market lease intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs calculate and present Cash NOI.
Cash NOI includes all of the adjustments described above for Adjusted EBITDA related to the treatment of the sale of the Multi-Tenant Retail Portfolio as a discontinued operation, as well as adjustments for general and administrative expenses.
Cash Paid for Interest is calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net. Management believes that Cash Paid for Interest provides useful information to investors to assess our overall solvency and financial flexibility. Cash Paid for Interest should not be considered as an alternative to interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP.
GlobalNetLease.com (332) 265-2020 | 650 Fifth Avenue, 30th Floor, New York, NY 10019